Exhibit 2.2

CRYPTOSIGN, INC.

AMENDMENT NO. 1 TO
AGREEMENT AND PLAN OF SHARE EXCHAGE

THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF SHARE EXCHANGE (this “Amendment”) is made as of November 1, 2015 by and among CryptoSign, Inc. (formerly StrategaBiz, Inc. and Agricon Global Corporation), a Delaware corporation (the “CryptoSign”), NABUfit Global ApS a Danish company (the “Company”) and Mads H. Frederiksen and Ulrik Møll (the “Shareholders’ Representatives”), as the representatives of the shareholders holding no less than ninety percent (90%) of the issued and outstanding capital stock of the Company (collectively, the “Company Shareholders” and each a “Company Shareholder”) originally dated October 8, 2015 (the “Agreement”) relating to the purchase of all of the issued and outstanding shares of the Company.  Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given to them in the Agreement.  In consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, the Purchaser, Seller and Company hereby agree as follows:

1.           Amendment.  The parties hereby agree to the following amendments to the Agreement:

(a)           Schedule I.  Schedule I is hereby replaced with the Schedule I attached hereto as Exhibit A.

(b)           Section 1.7(d) is hereby amended and replaced in its entirety with the following:

“In addition, certain of the Exchange Shares issued to the Company Shareholders set forth on Schedule II are subject to a twelve (12) month “lock-up” as set forth in that certain Lock-Up Agreement dated October 8, 2015, a copy of which is attached hereto as Exhibit A and the certificates evidencing the Exchange Shares issued to such Company Shareholders shall contain the following additional legend.”

(c)           The introduction to Article II: Representations and Warranties of the Company is hereby amended and replaced with the following:

“Company and the Shareholder Representatives (on behalf of each of the Company Shareholders) hereby represent and warrant to CryptoSign, as follows:”

(d)           Section 2.2 is hereby amended to state that immediately prior to the Exchange, the Company’s capitalization will consist of 50,000 shares of a single class issued and outstanding.

(e)           Section 4.2 is hereby amended to state that the number of CryptoSign’s issued and outstanding shares is 3,937,236.

2.           Miscellaneous.  Except as modified in this Amendment, the provisions of the Agreement will remain unchanged and in full force and effect.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.  Facsimile copies of signed signature pages will be deemed binding originals.  This Amendment and the Agreement (as amended by this Amendment) constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Seller and Purchaser with respect to the subject matter hereof.  In the event of a conflict between this Amendment and the Agreement, this Amendment shall control.  This Amendment is made a part of the Agreement and may not be amended, modified, transferred or assigned except as provided in the Agreement.  This Amendment shall inure to the benefit of and be binding on successors and permitted assigns.  This Amendment is governed by the internal substantive laws of the State of Delaware, without regard to conflict of laws rules.  If any provision of this Amendment is determined to be invalid or unenforceable, the remaining provisions shall nevertheless be binding and enforceable.

 (Signature Page Follows)

IN WITNESS WHEREOF, this Amendment No. 1 to Agreement And Plan of Share Exchange is hereby executed effective as of the date first set forth above.

CRYPTOSIGN, INC.
a Delaware corporation

By:

Name:	Brian Palm Svaneeng Mertz

Title:	President

[Signature Page to Amendment No.1 to Agreement and Plan of Share Exchange]

IN WITNESS WHEREOF, this Amendment No. 1 to Agreement and Plan of Share Exchange is hereby executed effective as of the date first set forth above.

IN WITNESS WHEREOF, this Amendment No. 1 to Stock Exchange and Purchase Agreement is hereby acknowledged and accepted as of the date first set forth above by:

NABUfit Global Aps
a Delaware corporation

By:

Name:

Title:

SHAREHOLDER REPRESENTATIVES:

By:

Name:	Mads H. Frederiksen

By:

Name:	Ulrik Møll

[Signature Page to Amendment No.1 to Agreement and Plan of Share Exchange]

Exhibit A

SCHEDULE I

COMPANY SHAREHOLDERS

Company Shareholders	Number of Company shares	Number of CryptoSign shares
Maze Holding ApS	9,356	2,900,360
Chunmeilin Holding ApS	9,356	2,900,360
M. Krarup Holding IVS	9,356	2,900,360
F-Reklame A/S	7,266	2,213,400
Kessler & Back ApS	4,768	1,478,080
Ole Krebs	1,727	535,370
Anders Fredsborg	120	37,200
Lars Weibom	874	270,940
GD Investments ApS	874	310,000
Lauritzen Fonden	2,649	821,190
Bent Østergaard	264	81,840
Arne Nilsson	211	65,410
Jan Bech Anderson	3,179	985,490

Total	50,000	15,500,000

Exhibit A to Amendment No.1